EXHIBIT 23.5

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form SB-2 is a part, of the Reports dated May 4, 2007 relative to the financial statements of Shimoda Marketing, Inc. as of December 31, 2005 and 2006 and for the years then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

August 24, 2007